SALES AGENCY AGREEMENT

This SALES AGENCY AGREEMENT (“Agreement”) is entered into effective as of October 25, 2019 (the “Effective Date”) between ING Management Co., Ltd., a Japan corporation (the “Company”) and Impact Co., Ltd. , a Japan corporation (the “Supplier”).

1. Governing Law

1-1 This Agreement shall be interpreted and governed in accordance with the laws of Japan.

1-2 Both party shall comply with all governmental laws and fulfil this Agreement faithfully by mutual confidence.

2. Purpose

2-1 The Company shall sell and distribute the phosphorescent products which are provided by the Supplier (“Products”) as the sales agency of the Supplier in the region of Kyushu and Okinawa. Products are as follows:

･	Blue Impact for fluorescent signboard
･	Blue Impact for steps
･	Blue Impact for block panels

2-2 Both party may change or add Products by mutual agreement in writing.

3. Business Transaction

The Company shall purchase Products from the Supplier and sell to customers in the name and account of the Company.

4. Basic Agreement

This Agreement shall be applied in Separate Agreements (“Separate Agreements”) between the Company and the Supplier. If there is a difference between this Agreement and Separate Agreements, Separate Agreements shall be prior to this Agreement.

5. Separate Agreements

5-1 Necessary matters in the transactions under this Agreement shall be fixed in Separate Agreements at each transaction.

5-2 Separate Agreements shall be effective when writing order is closed.

6. Competing products

If the Company wish to deal competing products against the Supplier, the Company shall obtain ａ written approval from the Supplier in advance.

7. Documentation

Discussion, approval, notification, direction, claim, etc. shall be made through the documentation as a general rule. However, in case of emergency, both party may contact and notify by telephone, facsimile, email, etc.

8. Delivery

8-1 The Supplier shall deriver Products to the place specified in Separate Agreements and the Company shall inspect delivered products immediately after receiving of Products.

8-2 The Company shall complete the inspection in the preceding paragraph 30 days after receiving of Products. If the inspection is not completed within such period, it shall be regarded to be completed and accepted.

8-3 If there is a quality defect or shortage in the inspection, the Supplier shall redeliver Products.

8-4 This article shall also be applied to redelivered products.

9. Ownership and Risk Taking

9-1 The ownership of Products shall be transferred from the Supplier to the Company at acceptance of the inspection.

9-2 Risks of Products shall be transferred from the Supplier to the Company at acceptance of the inspection.

10. Payment

10-1 The Company shall pay the Supplier the amount of Products by bank transfer. The closing date of amount shall be the end of the month and the due date for payment shall be the end of the next month. The Company shall also pay bank transfer charge.

10-2 The Company shall pay sales taxes together with the amount of Products unless specified in Separate Agreements.

11. Defect warranty liability

If a product defect which has not been discovered in Products inspection is discovered, the Company may claim redelivery of Products or repayment of the amount for 3 months from date of delivery.

12. Prohibition of Transfer of Power

Both party shall be prohibited from transferring its status, rights and obligations which arise from this Agreement or Separate Agreements to a third party without written consent of the other party.

13. Term

This Agreement shall effect for 1 year from the Effective Date. Thereafter, this Agreement shall be renewed automatically for successive additional 1 year terms unless either party chooses not to continue the relationship 30 days prior to the natural expiration of the existing three-year term.

14. Termination

14-1 Each party may terminate this Agreement or Separate Agreements if the other party violate this Agreement or Separate Agreements and cannot correct for 14 days from the improvement instruction.

14-2 This Agreement may be terminated by as follows:

14-2-1 By either party if the other party are seized

14-2-2 By either party if the other party becomes insolvent

14-2-3 By either party if the other party becomes bankrupt, or files a voluntary petition in bankruptcy

10-2-4 By either party if the other party becomes suspension of business or dissolution

10-2-5 By either party if the other party becomes worse of its property or credit

15. Elimination of Antisocial Forces

15-1 Each party shall affirm to the other party as follows:

15-1-1 Each party does not have no relation to antisocial forces

15-1-2 Directors or officers in each party does not have no relation to antisocial forces

15-1-3 Each party does not enter into this Agreement for antisocial forces

15-1-4 Each party does not do threatening or violent behavior

15-2 Each party may terminate this Agreement or Separate Agreements if there is a violation in preceding paragraphs without notice.

15-3 In case of the termination in preceding paragraph, the party terminated cannot claim any compensation for damages.

16. Effect of Termination

If this Agreement terminate or expire, Separate Agreements shall be effective except for the case in the preceding article.

17. Compensation for Damage

If each party is damaged be the other party intentionally or negligently, the party which cause damage shall be liable to compensate for damages

18. Abnormal Natural Disaster

The Supplier shall not be liable to compensation for losses due to force majeure, for example, abnormal natural disaster, war, riot, revision or repeal of laws, exercise of public authority, etc..

19. Confidentiality Obligation

19-1 Each word shall be defined as follows:

19-1-1 Disclosing Party shall be the party which disclose the information.

19-1-2 Receiving Party shall be the party which receive the information.

19-1-3 Confidential Information include all information or material which has or could have commercial value or other utility in the business in which Disclosing Party is engaged and Disclosing Party specify as Confidential Information in writing.

19-2 Receiving Party shall not disclose Confidential Information to third party for the purpose of fulfillment of this Agreement or Separate Agreements. Receiving Party's obligations under this Agreement do not extend to following information:

19-2-1	Information owned by Receiving party without any obligation from Disclosing party

19-2-2 Information obtained from the other party lawfully

19-2-3 Information discovered or created by Receiving Party by Receiving party’s own effort

19-2-4 Information which becomes publicly known irrespective of the time

19-2-5 Information provided by Disclosing Party without notice about Confidential Information

19-3 Receiving Party shall hold and maintain Confidential Information in strictest confidence for the sole and exclusive benefit of Disclosing Party.

19-4 Receiving Party shall not, without prior written approval of Disclosing Party, use for Receiving Party's own benefit, publish, copy, or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of Disclosing Party, any Confidential Information.

19-5 Receiving Party shall return to Disclosing Party any and all records, notes, and other written, printed, or tangible materials in its possession pertaining to Confidential Information immediately if Disclosing Party requests it in writing.

19-6 The nondisclosure provisions of this Agreement shall survive the termination of this Agreement and Receiving Party's duty to hold Confidential Information in confidence shall remain in effect until Confidential Information no longer qualifies as a trade secret or until Disclosing Party sends Receiving Party written notice releasing Receiving Party from this Agreement, whichever occurs first.

20. Notification Obligation

Each party shall notify the other party following matters promptly:

20-1 Merger, company split, share transfer, share exchange, assignment of business or other significant change in management

20-2 Change of the representative, company name, head office, main bank, etc.

20-3 If there is possibility to be impossible to fulfill this Agreement or Separate Agreements

21. Mutual Consultation

If matters which are not covered by this Agreement and Separate Agreements or doubts about interpretation of terms or conditions arise, each party shall resolve by mutual consultation faithfully.

22. Jurisdiction of Court

Jurisdiction of the court shall be the district court of first instance having jurisdiction over the location of the head office of the Supplier.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

October 25, 2019

Company

/s/ Haruhiko Abe

ING Management Co., Ltd.

Haruhiko Abe, President

4-18-19-601, Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka, Japan

Supplier

/s/ Mihoe Sato

Impact Co., Ltd.

Mihoe Sato, President

1-5-14, Misa, Oita-shi, Oita, Japan